EXHIBIT 5

                           Fulbright & Jaworski L.L.P.
                   A Registered Limited Liability Partnership
                                666 Fifth Avenue
                         New York, New York, 10103-3198



Telephone:  212/318-3000                                  HOUSTON
Facsimile:  212/752-5958                                  WASHINGTON, D.C.
                                                          AUSTIN
WRITER'S INTERNET ADDRESS:                                SAN ANTONIO
                                                          DALLAS

WRITER'S DIRECT DIAL NUMBER:                              NEW YORK
                                                          LOS ANGELES
                                                          LONDON
                                                          HONG KONG

April 5, 1999

The Board of Directors
Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, Maryland 21117

Dear Sirs,

     We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Integrated Health Services, Inc. (the "Company") on behalf of the selling stockholders (the "Selling Stockholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to ________ shares of the Company's Common Stock. $.001 par value (the "Shares"), to be sold by the Selling Stockholders named therein.

     As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Shares have been duly and validly authorized and are legally issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                    Very truly yours,
                                    /s/ Fulbright & Jaworski L.L.P.
                                        Fulbright & Jaworski L.L.P.